UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2015

Twenty-First Century Fox, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-852-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On September 9, 2015, Twenty-First Century Fox, Inc. (the “Company”) and The National Geographic Society (the “Society”) issued a joint press release announcing that they have reached an agreement to expand their partnership through which they have owned and operated the properties in National Geographic Channels, a joint venture of domestic and international cable television channels. The new expanded joint venture will operate as National Geographic Partners and will combine the National Geographic television channels with National Geographic’s other digital, media and publishing, travel and licensing assets. Closing of the transaction is subject to customary conditions. The transaction is expected to close later this year.

A copy of the press release issued by the Company and the Society is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Joint press release, dated September 9, 2015.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Twenty-First Century Fox, Inc.

September 9, 2015	By:	/s/ Janet Nova

Name: Janet Nova
Title: Executive Vice President and Deputy Group General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Joint press release, dated September 9, 2015.